UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38167 (Commission File Number)	81-2402421 (IRS Employer Identification No.)
1720 Peachtree Street, Suite 629 Atlanta, GA (Address of principal executive offices)	30309 (Zip code)
(404) 239-2863 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 22, 2022, Kevin Keough, who has served as the Company’s Chief Transformation Officer since April 2022, and prior to that served as the Company’s President since July 2021, was appointed to serve as the Company’s Chief Executive Officer and ceased serving as Chief Transformation Officer. Mr. Keough replaces Darrell Mays, who resigned as Chief Executive Officer as of that date. Also, effective September 1, 2022, Adrian Foltz, who previously served as Chief Financial Officer of the Company’s Kandy Communications business, was appointed as Chief Financial Officer, and Onex Evans, who previously served as the Company’s Vice President, Corporate Controller & Reporting, was appointed as Chief Accounting Officer. Thomas King, who had served as Chief Financial Officer, will serve as Chief of Staff on an interim basis. Also, effective as of August 22, 2022, Michael Tessler resigned as a member of the Company’s board of directors (the “Board”), and Larry Mock was appointed to replace Mr. Tessler as Chairman of the Board. In addition, Mr. Mays was appointed to serve as Executive Vice Chairman of the Board.

Also as of August 22, 2022, the compensation committee of the Board (the “Compensation Committee”) approved new compensation arrangements for Mr. Keough, Mr. Foltz, and Ms. Evans. The Compensation Committee approved an increased annual base salary of $350,000 for Mr. Keough and an increased annual base salary of $250,000 for Ms. Evans and Mr. Foltz. The Compensation Committee also approved a target bonus for 2022 for Ms. Evans and Mr. Foltz equal to 67% of base salary, subject to the achievement of criteria to be determined by the Compensation Committee. Also on that date, the Compensation Committee approved the grant, under the Company’s 2020 Equity Incentive Plan of restricted stock units to Mr. Foltz and Ms. Evans that increases their current restricted stock units grants to 150,000 units each and that will vest over a four-year period, with 50% of such vesting to be time-based and 50% to be performance-based.

Kevin Keough has served as Managing Director, Operations, for Navigation Capital Partners, Inc. (“Navigation”), an Atlanta-based private equity firm, since March 2021. Prior to joining Navigation, from October 2020 to March 2021, Mr. Keough was an independent management consultant, serving clients on a range of consulting engagements. From October 2017 to September 2020, he was the Managing Director and Head of Post-Acquisition for Investcorp’s North American Private Equity Group. Prior to joining Investcorp, from 2006 to September 2017 he had been with Arcapita Investment Management and its predecessor firm, Arcapita Inc., ultimately serving in the role of Managing Director and Global Head of Portfolio Management. Before his move into private equity, Mr. Keough spent seven years as a senior executive with FirstEnergy Corporation, a public energy company headquartered in Akron, Ohio. During this period, he held several corporate strategic planning and shared services roles, and served as President of the Ohio Edison Company. He had been a Management Consultant for ten years in the Cleveland Office of McKinsey & Company, Inc., serving as a partner and leader in the Firm’s North American Energy Practice. Mr. Keough holds an MBA from Stanford Graduate School of Business and a BS in Engineering Mechanics, with honors, from the United States Military Academy at West Point.

Adrian Foltz has served as Chief Financial Officer of the Company’s Kandy Communications business since April 2021. From September 2020 to March 2021, Mr. Foltz served as Interim Controller for Education Networks of America, later acquired by Zayo Group Holdings, Inc. (“ENA,”), and from November 2019 to September 2020, Mr. Foltz was ENA’s Finance Leader and ERP Project Manager. Mr. Foltz was a consultant for Envision Healthcare (Addison Group) from November 2018 to November 2019. Prior to that, Mr. Foltz was a consultant for ENA from August 2018 to November 2018. From June 2016 to May 2018, Mr. Foltz served as Director of Accounting at Correct Care Solutions (“CCS”), later acquired by Wellpath. From March 2015 to May 2016, Mr. Foltz was a consultant at CCS. Mr. Foltz is a licensed CPA, and holds a BS in Accounting from Missouri State University and an MBA from the University of Florida.

Onex Evans has served as the Company’s Director, SEC & Financial Reporting, from June 2020 to March 2021, and has since served as the Company’s VP, Corporate Controller & Reporting. Prior to joining the Company, Ms. Evans was a financial reporting consultant for Inspire Brands from July 2019 to June 2020. From June 2018 to June 2019, Ms. Evans served as SEC Financial Reporting Manager for Manhattan Associates, Inc. Ms. Evans was an SEC reporting consultant for The Home Depot, Inc. from December 2017 to June 2018. Prior to joining The Home Depot, Inc., Ms. Evans was an SEC Financial Reporting Manager at Advance Pierre Foods Holdings, Inc from November 2016 to November 2017. Ms. Evans is a licensed CPA, and holds a BS and MS in Accounting from the University of the West Indies.

Item 8.01	Other Events.

On August 25, 2022, the Company issued a press release regarding the management changes described in Item 5.02 of this Current Report on Form 8-K. The Company also announced in that press release that the Company had retained Northland Capital Markets to advise the Company in connection with a comprehensive strategic review process that could lead to the sale of the Company or selected assets. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., Member FINRA/SIPC.  The Board has not set a timetable for this process nor has it made any decisions related to strategic alternatives at this time. No assurance can be given that the Company’s exploration of strategic alternatives will result in any discussions regarding one or more transactions or one or more transactions being entered into or consummated, or if any transaction is undertaken, as to its terms, structure or timing. The Company does not expect to make further public comment regarding these matters unless and until the Board has approved a specific transaction or alternative or otherwise concludes its review of strategic alternatives.

 A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press release, dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
Name:	Thomas H. King
Title:	Chief Financial Officer

Date: August 25, 2022